UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 27, 2006



                      Insight Communications Company, Inc.
             (Exact name of Registrant as specified in its charter)


        Delaware                      0-26677                    13-4053502
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                                 810 7th Avenue
                            New York, New York 10019
                    (Address of principal executive offices)


                  Registrant's telephone number: (917) 286-2300


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On March 2, 2006, Insight Communications Company, Inc. (the "Registrant") announced the promotions of three executives within the Registrant.

     Dinni Jain, previously Executive Vice President and Chief Operating Officer for the Registrant, has been named President, a title previously held by Michael
S. Willner who continues as Vice Chairman and Chief Executive Officer. Mr. Jain will continue in his role as Chief Operating Officer, managing the day-to-day operations of the Registrant.

     John Abbot, previously Senior Vice President and Chief Financial Officer for the Registrant, has been named Executive Vice President. He will retain his role as Chief Financial Officer, overseeing all financial activities of the Registrant.

     Christopher Slattery, previously Senior Vice President, Field Operations for the Registrant, has been named Executive Vice President, Field Operations. In this capacity, he manages customer growth, customer experience, training and product development.

     The Registrant's Board of Directors approved these promotions on February 27, 2006. A copy of the press release announcing these promotions is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Business Experience

     Dinni Jain has served as President of the Registrant since February 2006 and as Chief Operating Officer and a director of the Registrant since October 2003. Mr. Jain served as Executive Vice President of the Registrant between October 2003 and February 2006. He joined the Registrant in January 2002 as Senior Vice President and Chief Financial Officer. From 1994 through 2002, he served in a number of roles in sales, marketing, customer service, strategy, corporate development and general management at NTL Incorporated, one of Europe's leading cable and telecommunications companies. He ultimately served as Deputy Managing Director of NTL's Consumer Division, overseeing customer and new business growth, as well as the quality of customer satisfaction. He also managed the operations of NTL's Cable and Wireless Consumer Group from 2000 to 2001. He currently serves on the board of directors of The Cable &
Telecommunication Association for Marketing Foundation. Mr. Jain attended Princeton University.

     John Abbot has served as Executive Vice President of the Registrant since February 2006 and as Chief Financial Officer of the Registrant since January 2004. Mr. Abbot served as Senior Vice President of the Registrant between January 2004 and February 2006. From January 1995 to January 2004, Mr. Abbot served in a number of roles at Morgan Stanley, most recently as Managing Director in the Global Media and Communications Group of its Investment Banking Division. Prior to joining Morgan Stanley, Mr. Abbot worked at Goldman, Sachs & Co., and he also served six years as a Surface Warfare Officer in the U.S. Navy. Mr. Abbot received a bachelor's degree in Systems Engineering from the U.S. Naval Academy, an ME in Industrial Engineering from Pennsylvania State University and an MBA from Harvard Business School.

     Christopher Slattery has served as Executive Vice President, Field Operations of the Registrant since February 2006. He joined the Registrant in October 2004 as Senior Vice President, Sales, then served as Senior Vice President, Growth from April 2005 until January 2006 when he was named Senior Vice President, Field Operations. Prior to joining the Registrant, from September 2002, Mr. Slattery served as a Managing Director of NTL's London operations, responsible for the management of 1.5 million cable network homes, and with responsibility in the areas of sales, growth strategy, reduction of churn and customer experience. Prior thereto, from September 2001, he served as Sales Director for NTL's European operations, responsible for designing, developing and implementing customer growth strategies across NTL's then newly-acquired European assets. From August 2000 to August 2001, Mr. Slattery served as a General Manager of NTL's United Kingdom operations, with overall responsibility for sales and marketing, customer retention, customer care and network maintenance, as well as budget strategy, planning and implementation. Prior thereto, from January 1990, Mr. Slattery served in a number of sales-related roles at NTL and its predecessors.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired - None

(b)  Pro Forma Financial Information - None

(c)  Exhibits:

   Exhibit No.           Description
   -----------           -----------

      99.1               Press release issued on March 2, 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Insight Communications Company, Inc.



Dated: March 2, 2006                 By:  /s/ Elliot Brecher
                                         ---------------------------------------
                                          Elliot Brecher
                                          Senior Vice President
                                             and General Counsel